Exhibit 10.6

                      AMENDMENT TO ASSIGNMENT AND ASSUMPTION AGREEMENT

This  Amendment  dated as of March 8th,  2004, by and among Pyramid Media Group,
Inc.,  a  Florida  corporation  ("PMG"),   Allen  Jacobi,  and  Pyramid  Records
International, Inc., a Florida corporation (the "Company"),

WHEREAS, PMG and the Company entered into an Assignment and Assumption Agreement dated of even date herewith whereby PMG assigned over its right, title and interest to a Distribution Agreement with Ark 21 records to the Company, and

WHEREAS, in accordance with that Agreement, the Company agreed to assume the payment obligations on the Notes delineated on Exhibit A hereto (the "Jacobi Notes"), and

WHEREAS, the Company has agreed to guaranty the payment Jacobi Notes subject to the terms and conditions hereof,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1.  INCORPORATION  OF  RECITALS.   The  Recitals  set  forth  above  are  hereby
incorporated into this Agreement.

2. AMENDMENT. Section 3 of the Assignment and Assumption Agreement shall be amended as follows:

      (a) The Company hereby agrees to pay PMG upon the terms set forth in and in amount equal to the sums set forth in an amended and restated note attached hereto as Exhibit B (the "Amended and Restated Note");

      (b) The Company shall make the payments set forth in the Amended and Restated Note directly to the Note Holder upon the terms and conditions set forth in the Amended and Restated Note.

      (c) In consideration of the Note Holder agreeing to enter into modified payment and interest terms under the Amended and Restated Note, to make the following payments of principal on behalf the borrowers under the Jacobi Notes, unless the Amended and Restated Note has otherwise been fully satisfied in accordance with its terms, as follows: (i) $50,000 upon the Company raising equity capital of $2.1 million; (ii) $75,000 upon the Company raising equity capital of $3.5 million; and (iii) $100,000 upon the Company raising equity capital of $5.0 million, (iv) $100,000 upon the Company raising equity capital of $7.0 million, and (v) to the extent any principal amount is remaining after the foregoing, the balance will be paid off in full, inclusive of outstanding interest, upon the Company raising equity capital of $10.0 million. The capital raises set forth in (i) -(v) are aggregate sums and include amounts raised prior to the date hereof. The Company agrees that the foregoing payments shall not be in lieu of the monthly amortization due under the Amended and Restated Note, however, once the


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            outstanding  principal  and  interest  are paid in full,  no further payments shall be due hereunder. The parties further agree that, for purposes of this paragraph 2(c), if the Company raises money through convertible debentures, 50% of such monies shall be deemed equity capital until such time as it is converted to equity, at which time the remaining 50% shall be considered equity. Notwithstanding the foregoing sentence, the Company agrees that 100% of the capital raised from convertible debentures prior to the date hereof shall be treated as equity for purposes of this paragraph 2(c). Any payments due hereunder shall be paid by the Company no later than the tenth day of the month following the month the capital was raised.

      (d) The Company agrees to provide monthly reports on the tenth day of each month to the Note Holders specifying the amount of equity or convertible debentures raised in each prior month. Additionally, the Company will provide a report to Note Holders specifying the amount of equity raised prior to the date hereof, it being represented that the Company has heretofore raised $1,000,000 in equity and $50,000 as convertible debentures.

      (e) Until such time as the Note Holders are paid in full, the Company agrees not to prepay any loans made prior to the date hereof to the Company by any of the original shareholders of the Company. Loans made to the Company by original shareholders after the date hereof shall not be subject to this provision. Notwithstanding the foregoing, any loan repayments to any third parties shall in no way encumber or limit the Company's obligation to make the payments to the Note Holders pursuant to paragraphs 2(b) and (c) above.

      (f) The Company will cause Allen Jacobi to transfer 5,000 shares of Preferred Stock held by him under his Employment Agreement with the Company to each of the Note Holders simultaneously herewith.

3. No Changes. All other provisions of the Assignment and Assumption Agreement shall remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed as of the date first above written.


                                    PYRAMID RECORDS INTERNATIONAL, INC.


                                    By:
                                        ---------------------------------------
                                        Name: David Levy
                                        Title:


                                    PYRAMID MEDIA GROUP, INC.

                                    By:
                                        ---------------------------------------
                                        Name: Allen Jacobi
                                        Title: CEO


                                    --------------------------------------------
                                    Allen Jacobi


As a Note Holder of the Jacobi Notes delineated on Exhibit A hereto, I hereby consent to amending and restating the notes as set forth in Exhibit B hereto and payment of the obligations pursuant to said Amended and Restated Note upon the terms for payment set forth therein and waive all past defaults under the Jacobi Notes.



---------------------
Ned Siegel


---------------------
Neil Strum